                                                                     EXHIBIT 1.2


                                 700,000 Shares

                        PERSONNEL GROUP OF AMERICA, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT

                            (International Version)



                                                               ___________, 1996



PAINEWEBBER INTERNATIONAL (U.K.) LTD.
SMITH BARNEY INC.
J.C. BRADFORD & CO.
THE ROBINSON-HUMPHREY COMPANY, INC.
  As Managers of the several
  International Underwriters
c/o PaineWebber International (U.K.) LTD.
  1 Finsbury Avenue
  London EC2M 2PA England

Dear Sirs:

                  Personnel Group of America, Inc., a Delaware corporation (the "Company") propose to sell an aggregate of 700,000 shares (the "International Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), to you and to the several other International Underwriters named in
Schedule I hereto (collectively, the "International Underwriters"), for whom you are acting as managers (the "Managers"), in connection with the offering and sale of such shares of Common Stock outside the United States and Canada to persons other than United States and Canadian Persons (as hereinafter defined).

                 It is understood that the Company is concurrently entering into an agreement (the "U.S. Underwriting Agreement") providing for the sale by the Company of an aggregate of 3,325,000 shares of Common Stock, including the over-allotment option described therein (the "U.S. Shares"), through arrangements with certain underwriters in the United States (the "U.S. Underwriters"), for whom PaineWebber Incorporated, Smith Barney Inc., J.C. Bradford & Co. and The Robinson-Humphrey Company, Inc. are acting as representatives, in connection with the offering and sale of such shares of Common Stock in the United States and Canada to United

States and Canadian Persons. As used herein, "United States or Canadian Person" shall mean any individual who is resident in the United States or Canada or any corporation, pension, profit-sharing or other trust or other entity organized under or governed by the laws of the United States or Canada or of any political subdivision thereof (other than the foreign branch of the United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person; and "United States" shall mean the United States of America, its territories, possessions and all areas subject to its jurisdiction. This Agreement incorporates by reference certain provisions from the U.S. Underwriting Agreement (including the definitions of terms used therein which are also used herein) and, in general, all such provisions (and defined terms) shall be applied mutatis mutandis as if the incorporated provisions were set forth in full herein having regard to their context in this Agreement as opposed to the U.S. Underwriting Agreement.

                 The U.S. Underwriters have entered into an agreement with the International Underwriters (the "Agreement Between U.S. Underwriters and International Underwriters") contemplating the coordination of certain transactions between the U.S. Underwriters and the International Underwriters and any such transactions between the U.S. Underwriters and the International Underwriters shall be governed by the Agreement Between U.S. Underwriters and International Underwriters and shall not be governed by the terms of this Agreement.

                 The initial public offering price per share for the International Shares and the purchase price per share for the International Shares to be paid by the several International Underwriters shall be agreed upon by the Company and the Managers, acting on behalf of the several International Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "International Price Determination Agreement.") The International Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company and the Managers and shall specify such applicable information as is indicated in Exhibit A hereto.

                 The offering of the International Shares will be governed by this Agreement, as supplemented by the International Price Determination Agreement. From and after the date of the execution and delivery of the International Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include the International Price Determination Agreement. The initial public offering price per share and the purchase price per share for the U.S. Shares to be paid by the several U.S. Underwriters pursuant to the U.S. Underwriting Agreement shall be set forth in a separate agreement (the "U.S. Price Determination Agreement"), the form of which is attached to the U.S. Underwriting Agreement. From and after the date of the execution and delivery of the U.S. Price Determination Agreement, unless the context otherwise indicates, all references contained herein to the "U.S. Underwriting Agreement" shall be deemed to include the U.S. Price Determination Agreement. The purchase price per share for the U.S. Shares to be paid by the several U.S. Underwriters shall be identical to the purchase price per share for the International Shares to be paid by the several International Underwriters hereunder.

                 The Company confirms as follows its respective agreement with the Managers and the several other International Underwriters.

                 1.       Agreement to Sell and Purchase.

                          a.      On the basis of the respective
representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, (i) the Company agrees to sell to the several International Underwriters and (ii) each of the International Underwriters, severally and not jointly, agrees to purchase from the Company at the purchase price per share for the International Shares to be agreed upon by the Managers and the Company in accordance with Section 1(b) and set forth in the International Price Determination Agreement, the number of International Shares set forth opposite the name of such International Underwriter in Schedule I, plus such additional number of International Shares which such International Underwriter may become obligated to purchase pursuant to Section 9 hereof. Schedule I may be attached to the International Price Determination Agreement.

                          b.      The initial public offering price per share
for the International Shares and the purchase price per share for the International Shares to be paid by the several International Underwriters shall be agreed upon and set forth in the International Price Determination Agreement.

                 In the event such price has not been agreed upon and the International Price Determination Agreement has not been executed by the close of business on the fourteenth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that
Section 7 shall remain in effect.

                 2. Delivery and Payment. Delivery of the International Shares shall be made to the Managers for the accounts of the International Underwriters against payment of the purchase price by check(s) or by wire transfer in same-day available funds to the account of the Company. Such payment will be made at 10:00 a.m., New York City time, on the fourth business day after the date on which the first bona fide offering of the International Shares is made by the International Underwriters, or at such time on such other date, not later than 10 business days after the date of this Agreement, as may be agreed upon by the Company and the Managers (such date is hereinafter referred to as the "Closing Date").

                 The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the International Shares by the Company to the respective International Underwriters shall be borne by the Company.

                 3. Representations and Warranties of the Company. The Company hereby makes to each International Underwriter the same representations and warranties as are set forth in Section 3 of the U.S. Underwriting Agreement, which Section is hereby incorporated herein by reference.

                 4. Agreements of the Company. The Company hereby makes the same agreements with the several International Underwriters as the Company make in Section 4 of the U.S. Underwriting Agreement, which Section is hereby incorporated herein by reference.

                 5. Conditions of the Obligations of the International Underwriters. The obligations of each International Underwriter hereunder are subject to each of the conditions set forth in Section 5 of the U.S. Underwriting Agreement, which Section is hereby incorporated herein by reference, and the additional condition that the closing of the purchase and sale of the U.S. Shares pursuant to the U.S. Underwriting Agreement shall occur concurrently with the closing of the purchase and sale of the International Shares hereunder.

                 6.       Indemnification.

                          a.      The Company will indemnify and hold harmless
each International Underwriter, the directors, officers, employees and agents of each International Underwriter and each person, if any, who controls each International Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the International Shares in the public offering to any person by an International Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission that is made in reliance on and in conformity with information relating to any International Underwriter furnished in writing to the Company by the Managers on behalf of any International Underwriter expressly for inclusion in the Registration Statement, the International Preliminary Prospectus or the International Prospectus. This indemnity agreement will be in addition to any liability that the Company or any Selling Stockholder might otherwise have. For all purposes of this Agreement, the information in the last paragraph on the cover of the Prospectus, the information on page 2 of the Prospectus regarding stabilization and the information in the fourth, fifth and sixth paragraphs under the caption "Underwriting" in the

Prospectus constitute the only information relating to any International Underwriter furnished in writing to the Company by the Managers specifically for inclusion in the Preliminary Prospectus, the Registration Statement or the Prospectus.

                          b.      Each International Underwriter will indemnify
and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each International Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any International Underwriter furnished in writing to the Company by the Managers on behalf of such International Underwriter expressly for use in the Registration Statement, the International Preliminary Prospectus or the International Prospectus. This indemnity will be in addition to any liability that each International Underwriter might otherwise have.

                          c.      Any party that proposes to assert the right
to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on written advice of counsel) that there may be legal defenses available to any other person represented by such counsel in such matter, that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on written advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.

                 It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

                          d.      In order to provide for just and equitable
contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the International Underwriters, the Company and the International Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company from persons other than the International Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and any one or more of the International Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the International Underwriters on the other. The relative benefits received by the Company on the one hand and the International Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the International Underwriters, in each case as set forth in the table on the cover page of the International Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the International Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Managers on behalf of the International Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the International Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

                 Notwithstanding the provisions of this Section 6(d), no International Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 The International Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof.
Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                          e.      The indemnity and contribution agreements
contained in this Section 6 and the representations and warranties of the Company contained in, or incorporated by reference into, this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the International Underwriters, (ii) acceptance of any of the International Shares and payment therefor or (iii) any termination of this Agreement.

                 7. Termination. The obligations of the several International Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date, by notice to the Company from the Managers, without liability on the part of any International Underwriter to the Company, if, prior to delivery and payment for the International Shares, in the sole judgment of the Managers, (i) trading in any of the equity securities of the Company shall have been suspended by the Commission, by an exchange that lists the Shares or by the NASDAQ Stock Market, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities, (iv) a moratorium in foreign exchange trading by major international banks shall have been declared or (v) any material adverse change in the financial or securities markets or in political, financial or economic conditions or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

                 8. Substitution of Underwriters. If any one or more of the International Underwriters shall fail or refuse to purchase any of the International Shares which it or they have agreed to purchase hereunder, and the aggregate number of International Shares which such defaulting International Underwriter or International Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of International Shares, the other International Underwriters shall be obligated, severally, to purchase the International Shares which such defaulting International Underwriter or International Underwriters agreed but failed or refused to purchase, in the proportions which the number of International Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of International Shares which all such non-defaulting International Underwriters have so agreed to purchase, or in such other proportions as the Managers may specify; provided that in no event shall the maximum number of International Shares which any International Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 8 by more than one-ninth of the number of International Shares agreed to be purchased by such U.S. Underwriter without the prior written consent of such International Underwriter. If any International Underwriter or International Underwriters shall fail or refuse to purchase any International Shares and the aggregate number of International Shares which such defaulting International Underwriter or International Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the International Shares and arrangements satisfactory to the Managers, the Company and the Committee for the purchase of such International Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting International Underwriter, or the Company for the purchase or sale of any International Shares under this Agreement. In any such case either the Managers or the Company and the Committee shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the International Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting International Underwriter from liability in respect of any default of such International Underwriter under this Agreement.

                 9. International Distribution. Each International Underwriter represents and agrees that, except for (x) sales between the U.S. Underwriters and the International Underwriters pursuant to Section 1 of the Agreement between U.S. and International Underwriters and (y) stabilization transactions contemplated in Section 3 thereof conducted as part of the distribution of the Shares, (a) it is not purchasing any of the International Shares for the account of any United States or Canadian Person and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the International Shares or distribute any prospectus relating to the International Shares in the United States or Canada or to any United States or Canadian Person, and any dealer to whom it may sell any of the International Shares will represent that it is not purchasing any of the International Shares for the account of any United States or Canadian Person and will agree that it will not offer or resell such International Shares directly or indirectly in the United States or Canada or to any United States or Canadian Person or to any other dealer who does not so represent and agree.

                 10. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 6302 Fairview Road, Charlotte, North Carolina 28210, Attention:
Edward P. Drudge, Jr., or (b) if to the International Underwriters, to the Managers at the offices of PaineWebber International (U.K.) Ltd., 1 Finsbury Avenue, London EC2M 2PA England, Attention: Corporate Finance Department. Any such notice shall be effective only upon receipt. Any notice under Section 7 or 8 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

                 This Agreement has been and is made solely for the benefit of the several International Underwriters and the Company and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of International Shares from any of the several International Underwriters.

                 All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any U.S. Underwriter or International Underwriter or any of their controlling persons and shall survive delivery of and payment for the International Shares hereunder.

                 Any action required or permitted to be taken by the Managers under this Agreement may be taken by them jointly or by PaineWebber International (U.K.) Ltd.

                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

                 This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Representatives and the Company.

                 Please confirm that the foregoing correctly sets forth the agreement among the Company and the several International Underwriters.

                                           Very truly yours,

                                           PERSONNEL GROUP OF AMERICA, INC.


                                           By:
                                              --------------------------------
                                                   Title:

         Confirmed as of the date first above mentioned:

         PAINEWEBBER INTERNATIONAL (U.K.) LTD.
         SMITH BARNEY INC.
         J.C. BRADFORD & CO.
         THE ROBINSON-HUMPHREY COMPANY, INC.
         Acting on behalf of themselves and
         as the Managers of the other several
         International Underwriters named in
         Schedule II hereof.

         By:  PAINEWEBBER INTERNATIONAL (U.K.) LTD.


         By:
             ---------------------------------
                 Title:

         By:  SMITH BARNEY INC.


         By:
             ---------------------------------
                 Title:

         By:  J.C. BRADFORD & CO.


         By:
             ---------------------------------
                 Title:

         By:  THE ROBINSON-HUMPHREY COMPANY, INC.


         By:
             ---------------------------------
                 Title:

                                   SCHEDULE I

                                  UNDERWRITERS



                                                                                 Principal Amount
                      Name of                                                   of Firm Securities
            International Underwriters                                            To Be Purchased
            ---------------------------                                           ---------------
PaineWebber International (U.K.) Ltd.
Smith Barney Inc.
J.C. Bradford & Co.
The Robinson-Humphrey Company, Inc.




                 Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   ---------------
                                                                                      700,000


                                   EXHIBIT A

                        PERSONNEL GROUP OF AMERICA, INC.

                             _____________________

                  INTERNATIONAL PRICE DETERMINATION AGREEMENT


                                                              ____________, 1996



PAINEWEBBER INTERNATIONAL (U.K.) LTD.
SMITH BARNEY INC.
J.C. BRADFORD & CO.
THE ROBINSON-HUMPHREY COMPANY, INC.
As Managers of the several
International Underwriters
c/o PaineWebber International (U.K.) Ltd.
1 Finsbury Avenue
London EC2M 2PA ENGLAND

Dear Sirs:

                 Reference is made to the International Underwriting Agreement, dated ______, 1996 (the "International Underwriting Agreement"), among Personnel Group of America, Inc., a Delaware corporation (the "Company"), and the several International Underwriters named in Schedule I thereto or hereto (the "International Underwriters"), for whom PaineWebber International (U.K.) Ltd., Smith Barney Inc., J.C. Bradford & Co. and The Robinson-Humphrey Company, Inc. are acting as Managers (the "Managers"). The International Underwriting Agreement provides for the purchase by the International Underwriters from the Company, subject to the terms and conditions set forth therein of an aggregate of 700,000 shares (the "International Shares") of the Company's common stock, par value $.01 per share. This Agreement is the International Price Determination Agreement referred to in the International Underwriting Agreement.

                 Pursuant to Section 1 of the International Underwriting Agreement, the undersigned agree with the Managers as follows:

                 The initial public offering price per share for the International Shares shall be $_______.

                 The purchase price per share for the International Shares to be paid by the several International Underwriters shall be $_______ representing an amount equal to the initial public offering price set forth above, less $______ per share.

                 The Company represents and warrants to each of the International Underwriters that the representations and warranties of the Company incorporated by reference in Section 3 of the International Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

                 As contemplated by the International Underwriting Agreement, attached as Schedule I is a completed list of the several International Underwriters, which shall be a part of this Agreement and the International Underwriting Agreement.

                 This Agreement shall be governed by the law of the State of New York without regard to the conflict of laws principles of such State.

                 If the foregoing is in accordance with your understanding of the agreement among the International Underwriters and the Company please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the International Underwriting Agreement shall be a binding agreement among the International Underwriters and the Company in accordance with its terms and the terms of the International Underwriting Agreement.


                            Very truly yours,

                            PERSONNEL GROUP OF AMERICA, INC.


                            By:
                               -------------------------------
                                    Title:

Confirmed as of the date
first above mentioned:

PAINEWEBBER INTERNATIONAL (U.K.) LTD.
SMITH BARNEY INC.
J.C. BRADFORD & CO.
THE ROBINSON-HUMPHREY COMPANY, INC.
Acting on behalf of themselves
and as the Managers of the other
several International Underwriters
named in Schedule II hereof.


                           By:  PAINEWEBBER INTERNATIONAL (U.K.) LTD.


                           By:
                               ----------------------------------------
                                   Title:

                           By:  SMITH BARNEY INC.


                           By:
                               ----------------------------------------
                                   Title:

                           By:  J.C. BRADFORD & CO.


                           By:
                               ----------------------------------------
                                   Title:

                           By:  THE ROBINSON-HUMPHREY COMPANY, INC.


                           By:
                               ----------------------------------------
                                   Title:

                                   SCHEDULE I

                           INTERNATIONAL UNDERWRITERS




                                                                                Principal Amount
                      Name of                                                   of Firm Securities
            International Underwriters                                            To Be Purchased
            ---------------------------                                           ---------------
PaineWebber International (U.K.) Ltd.
Smith Barney Inc.
J.C. Bradford & Co.
The Robinson-Humphrey Company, Inc.




                 Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ----------------
                                                                                     700,000
